Exhibit 32

STATEMENTS OF CORPORATE OFFICERS
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, David G. Hutchens, President and Chief Executive Officer of Tucson Electric Power Company (the “Company”), and Kevin P. Larson, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	July 29, 2016	/s/ David G. Hutchens
David G. Hutchens
President and Chief Executive Officer
(Principal Executive Officer)

Date:	July 29, 2016	/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)